UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2022

CARVANA CO.
(Exact name of registrant as specified in its charter)

Delaware		001-38073		81-4549921
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

		300 E. Rio Salado Parkway
	Tempe	Arizona	85281
	(Address of principal executive offices, including zip code)

(480) 719-8809
(Registrant's telephone number, including area code)

1930 W. Rio Salado Parkway
Tempe	Arizona	85281
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	CVNA	New York Stock Exchange

Item 8.01 Other Events.

On November 18, 2022, Carvana Co. (“Carvana”) announced a workforce reduction of approximately 1,500 employees across multiple groups, including corporate, technology, and operations, to better match the company’s size with the current environment.

All impacted team members will have the opportunity to receive six weeks of pay plus an additional week for every year they have been with Carvana. Impacted team members will also have the opportunity to receive extended healthcare coverage, pay equal to early vesting of certain previously granted equity awards, recruiting and résumé support, and continuing participation in certain other company programs.

We believe these decisions, while extremely difficult, will help Carvana achieve its financial goals.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from the Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 18, 2022	CARVANA CO.

		By:	/s/ Mark Jenkins
		Name:	Mark Jenkins
		Title:	Chief Financial Officer